SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018

Universal Stainless & Alloy Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25032	25-1724540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Mayer Street, Bridgeville, Pennsylvania	15017
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, on May 25, 2018, Universal Stainless & Alloy Products, Inc. (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), between the Company and Cowen and Company, LLC (the “Underwriter”), relating to the issuance and sale of 1,224,490 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at a price to the public of $24.50 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 183,673 shares of Common Stock (the “Option”).

On June 5, 2018, the Company completed the offering and sale of an additional 183,673 shares of Common Stock (the “Additional Shares”) pursuant to the Underwriter’s exercise in full of the Option. The offering and sale of the Additional Shares was made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission. The opinion of the Company’s counsel as to the validity of the Additional Shares is filed as Exhibit 5.1 to this Current report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of K&L Gates LLP.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

By:	/s/ Paul A. McGrath
Paul A. McGrath
Vice President of Administration,
General Counsel and Secretary

Dated: June 5, 2018